EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191694 and 333-191761 on Form S-8 of Prudential Bancorp, Inc. of our reports dated December 14, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which are incorporated in this Annual Report on Form 10-K of Prudential Bancorp, Inc. for the year ended September 30, 2015.

/s/ SR Snodgrass, P.C.

Wexford, Pennsylvania

December 14, 2015